EXHIBIT 10.OO
SKYWORKS SOLUTIONS, INC.
Nonstatutory Stock Option Agreement
Granted Under 2008 Director Long-Term Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by Skyworks Solutions, Inc., a Delaware corporation (the “Company”), on                     , 200[ ] (the “Grant Date”) to [                                        ], a member of the Board of Directors of the Company (the “Director”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2008 Director Long-Term Incentive Plan (the “Plan”), a total of [                                        ] shares (the “Shares”) of common stock, $.25 par value per share, of the Company (“Common Stock”) at $[                    ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ][10 YEARS FROM DATE OF GRANT] (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Director”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     This option will become exercisable (“vest”) as to twenty-five percent (25%) of the original number of Shares on the first anniversary of the Grant Date and as to an additional twenty-five (25%) of the original number of Shares at the end of each successive twelve-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.
     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Director, or by any other form of notice (including electronic notice) that has been approved by the Company’s Board of Directors, and received by the Company at its principal office or by a person designated by the Company, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Director may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Director, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a member of the Board of Directors of the Company or any other entity the directors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Director ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Director was entitled to exercise this option on the date of such cessation.
     (d) Exercise Period Upon Death. If the Director ceases to be an Eligible Participant due to his or her death prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall be exercisable as to all shares then vested and unvested, within the period of twelve (12) months following the date of death of the Director, by an authorized transferee, provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Exercise Period Upon Disability. If the Director ceases to be an Eligible Participant because the Director becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall be exercisable, within the period of six (6) months following the date of disability of the Director, by the Director, provided that this option shall be exercisable only to the extent that this option was exercisable by the Director on the date of his or her disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
4. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Director, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Director, this option shall be exercisable only by the Director.
5. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Director with this option.
6. No Obligation to Continue as a Director.
     Neither the Plan nor this Option confers upon the Director any rights with respect to continuance as a member of the Board of Directors of the Company.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

Skyworks Solutions, Inc.

Dated:	By:

Name:

Title:

DIRECTOR’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Director Long-Term Incentive Plan.

DIRECTOR:

Address: